                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

                             (Howard B. Urnovitz)

       AGREEMENT made as of January 1, 1995, between Calypte Biomedical Corporation, a California corporation with its principal office at 1440 Fourth Street Berkeley, California, 94710 (the "Company") and Howard B. Urnovitz (the "Executive").

                                   WITNESSETH

         WHEREAS, the Company desires to induce the Executive to remain with the Company as its Chief Science Officer, reporting to the Chief Executive Officer of the Company, subject to the terms herein provided; and

         WHEREAS, Executive desires to accept such employment with the Company upon and subject to the terms herein provided.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and undertakings herein set forth, the parties hereto covenant and agree as follows:

         Section 1. Compensation and Term. The Company will pay Executive for his services during the term of his employment hereunder at an initial annual rate of One Hundred Forty Thousand Dollars ($140,000) payable in accordance with normal Company practice, but in any event not less often than monthly, subject only to such payroll and withholding deductions as are required by law. The Company and Executive may mutually agree from time to time to change such annual rate of compensation. Executive shall be eligible to receive a bonus not to exceed Thirty-five Thousand dollars ($35,000) upon the successful completion of objectives to be defined by the Chief Executive Officer of the Company. Unless terminated as provided in Section 9, this Agreement shall continue until December 31, 1995 and shall automatically renew, annually, unless either party gives notice of intention not to renew at least three (3) months prior to the beginning of the renewal term.

         Section 2. Office and Duties. Executive shall have the usual duties of Chief Science Officer. Executive shall have the responsibility, subject to the Chief Executive Officer, for overseeing the scientific activities of the Company. Executive covenants and agrees that during the term of this agreement he will devote all of his working time, attention and efforts to the performance of his duties hereunder and will not engage in any other employment or business activities without the approval of the Chief Executive Officer of the Company.

         Section 3. Expenses. Executive shall be entitled to reimbursement for business expenses incurred by him in connection with the performance of his duties hereunder upon receipt of vouchers therefore in accordance with such procedures as the Company has heretofore or may hereafter establish.




                                                                INITIAL
                                                                       --------

         Section 4. Vacation During Employment. Executive shall be entitled to such reasonable vacation as may be allowed by the Company in accordance with general practices the Company has heretofore or may hereafter establish, but in any event not less than four (4) weeks during each twelve (12) month period. Unused vacation will accrue to the benefit of the Executive but in no case shall exceed Eight (8) weeks.

         Section 5. Additional Benefits. To the extent he is otherwise eligible, Executive and his qualified dependents shall be entitled to participate in all group insurance programs, retirement plans, profit sharing plans or other fringe benefit plans which the Company in its sole and absolute discretion makes available generally to its employees, provided, however, nothing herein shall require the Company to establish or maintain any such program or plan.

         Section 6. Reduction in Debt and Collateral. At such time as the Calypte HIV EIA urine test is approved for commercial sale by the FDA, the Company shall forgive Forty Two Thousand Two Hundred Fifty Dollars ($42,250) in principal from the Secured Promissory Note dated January 1, 1995. Upon such principal forgiveness, the collateral held by the Company shall be reduced by one half. In addition, the Company shall pay to Executive a one-time payment of a dollar amount sufficient to cover the federal tax liability related to the forgiveness of principal.

         Section 6. Equity Ownership. Upon the execution of this agreement, any unvested stock options currently held by the Executive shall be immediately vested. In addition, Executive shall be granted additional options to purchase 180,000 shares of common stock at $.50 per share. The additional options will be subject to a 48 month vesting schedule unless the Employee is terminated subject to section 8(c) in which case all unvested shares shall be immediately vested, or section 8(e) in which case vesting shall cease as of the date of termination.

         Section 7. Severance Pay. In the event that the employment of the Executive is terminated by the Company pursuant to Section 8(c), the Company shall continue to pay Executive compensation in accordance with the provisions of Section 1 at the then established annual rate for a period of six(6) months from the effective date of such termination.

         Section 8. Termination of Employment. Notwithstanding any other provision of this Agreement:

         (a) Death. Executive's employment shall terminate immediately in the event of Executive death during the term of his employment, in which event this Agreement shall terminate without further obligation to the Executive's legal representative under this Agreement other than those obligations accrued hereunder as of the date of his death.

         (b) Disability. The Company may terminate this Agreement after having established the Executive's Disability, by giving the Executive written notice of its intention to terminate his employment. For purposes of this Agreement, the term "Disability" shall mean an injury or illness which prevents the Executive from substantially performing the duties and responsibilities of Chief Science Officer for a period of 120 days.

         (c) Involuntary Termination. Upon 90 days notice and with the unanimous vote of the Board of Directors (excluding the Executive), the Company may terminate

                                                            INITIAL
                                                                   --------
the Executive's Employment at any time during the term of this Agreement. In the event that the Employment of the Executive is terminated by the Company, the Company shall continue to pay Executive compensation in accordance with the provisions of Section 7.

         (d) Voluntary Termination. The Executive may voluntarily terminate his employment at any time, in which event he shall receive no severance pay other than accrued salary, vacation and any other such compensation, if any, which applicable generally requires to be paid to terminating employees.

         (e) For Cause. The Company may terminate the Executive for Cause. If terminated for Cause, the Company shall pay Executive his base salary through the date of termination. In addition, the vesting of stock options shall cease as of the date of termination and the Company shall have no further obligations to the Executive. The term "Cause" shall mean 1) acts of dishonesty which materially harm the Company, 2) repeated violations of Company policies, or 3) failure to perform his duties following not less than two written warnings from the Board of Directors.

         Section 9. Non-Competition and Confidentiality Agreement.
Concurrently with the execution hereof, Executive shall execute and deliver a Non-Competition, Confidentiality and Invention Assignment Agreement in the form of Exhibit B hereto.

         Section 10. No Conflict. Executive represents and warrants to the Company that he is not now under any obligations to any person, firm or corporation, and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, the performance by him of any of the covenants or his duties in his said employment.

         Section 11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of California.

         Section 12. Termination of Prior Agreement. This Agreement shall replace any and all prior employment Agreements between the Executive and the Company.

         Section 13 Approval by the Board of Directors. This Agreement must be approved by the Board of Directors of the Company prior to its becoming effective.


IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.



         Executive                              Calypte Biomedical Corporation


                                                By:
         ---------------------------               -----------------------
         Howard B. Urnovitz


                                                               INITIAL
                                                                      --------